EXHIBIT 10.2

UST INC.
NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN
NONSTATUTORY STOCK OPTION AGREEMENT

     NONSTATUTORY STOCK OPTION AGREEMENT, entered into pursuant to the UST Inc. Nonemployee Directors’ Stock Option Plan (the “Plan”), between UST Inc., a Delaware corporation (the “Company”), and NAME, a Director (the “Director”) of the Company.

     WHEREAS, the Company desires, by affording the Director an opportunity to purchase shares of its common stock, $.50 par value (“Common Stock”), as hereinafter provided and subject to the terms and conditions hereof, to carry out the purpose of the Plan;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

     1. The Company hereby grants to the Director a Nonstatutory Stock Option (the “Option”) to purchase an aggregate of NUMBER shares of Common Stock, subject to adjustment as provided in paragraph 6 hereof, on the terms and conditions herein set forth.

     2. The purchase price of the shares of Common Stock covered by the Option shall be PRICE per share.

     3. The Option shall become exercisable on VEST DATE and shall expire at the close of business on EXPIRE DATE. The Option may be exercised either for the total number of shares granted, or from time to time for less than the total number.

     4. The holder of the Option (the “Optionee”) shall have none of the rights of a shareholder with respect to the shares covered by the Option until the shares are issued or transferred to such Optionee upon exercise of the Option.

     5. The Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative. The Option shall not confer on the Optionee any right to continued service as a Director.

     6. In the event of any change in the outstanding shares of Common Stock, through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number or kind of shares covered by the Option and/or the purchase price of the shares covered by the Option, as appropriate, shall be adjusted proportionately, as necessary to reflect equitably such change; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

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     7. Upon the exercise of the Option, the purchase price shall be paid in full in cash.

     8. The Optionee shall be responsible for payment of any and all taxes resulting from the exercise of an Option. Taxes for this purpose include, but are not limited to, federal and state income taxes and employment taxes. If the Company is obligated to withhold any taxes in connection with such exercise, the Company shall hold the stock certificate representing the shares of Common Stock for which the Option has been exercised until the payment of such taxes is made by the Optionee to the Company. If the payment is not made within a “reasonable” period of time, the Company shall be entitled to sell the shares represented by the stock certificate.

     9. The Option shall be exercised by written notice of election substantially in the form of Exhibit A hereto and delivered in person or by regular mail to the Company at its principal executive office. Such notice shall specify the number of shares to be purchased and shall be accompanied by a check in payment of the full amount. To the extent that an Option is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration of the exercise period. Partial exercise shall be permitted.

     10. If for any reason during the term of an unexercised and unexpired Option, the Optionee shall cease to be a member of the Board, such Option may be exercised by the Optionee (or, in the event of his or her death, by his or her estate) until the expiration date. An Option that is not exercisable at the time of the termination of such Optionees status as a member of the Board shall become exercisable, according to its terms, on the date that is six months following the date of grant.

     11. The sale and delivery of any shares of Common Stock hereunder is subject to approval of any governmental agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued under the Option prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other Exchange upon which the Company’s shares may then be listed).

     12. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.

     13. Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Optionee at the address set forth below, as the case may be, and deposited, postage prepaid, in the United States mail; provided, however, that a notice of election pursuant to paragraph 9 hereof shall be effective only upon receipt by the Company of such notice and all necessary documentation, including payment. Either party may, by notice to the other given in the manner aforesaid, change his, her or its address for future notices.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Company’s Nominating & Compensation Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

     15. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Optionee and his or her personal representatives and assigns.

     16. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Director has hereunto set his or her hand, all as of the day and year set forth below.

UST Inc.

ACCEPTED:

By:

Director Date	Name:	Richard A. Kohlberger
	Title:	Senior Vice President

Address

REJECTED:

Director Date

Address